UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

Delta Air Lines, Inc. (“Delta”) today invited banking institutions to a meeting to be held on Monday, October 1, 2012 regarding Delta’s new proposed senior secured credit facilities. The credit facilities are part of Delta’s plan to refinance its existing Pacific Routes Senior Secured Credit Facilities and Pacific Routes Senior Secured Notes,which is expected to comprise the following:

•	$1,700 million First Lien Senior Secured Credit Facilities (the “Facilities”), including:
o	$450 million Revolving Credit Facility (5.0 year maturity), which will be unfunded at close
o	$1,000 million Term Loan B-1 (6.0 year maturity)
o	$250 million Term Loan B-2 (3.5 year maturity)
•	$250 million other debt financing

The Facilities and other debt financing will be secured on a senior basis by security interests granted on certain route system assets of the borrower substantially similar to those of the existing indebtedness being refinanced by the Facilities and other debt financing.

In accordance with general instruction B.2 of Form 8−K, the information in this report (including the exhibits) that is being furnished pursuant to Item 7.01 of Form 8−K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Paul A. Jacobson
Date: September 28, 2012	Paul A. Jacobson Senior Vice President and Chief Financial Officer

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